UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Apollo Investment Corporation
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APOLLO INVESTMENT CORPORATION
9 West 57th Street
New York, New York 10019
(212) 515-3450
SUPPLEMENT TO PROXY STATEMENT
2020 Annual Meeting of Stockholders
The purpose of this supplement, dated July 29, 2020 (this “Supplement”), to the definitive proxy statement (the “Proxy Statement”) of Apollo Investment Corporation (the “Company”), filed with the Securities and Exchange Commission on June 16, 2020, relating to the Company’s Annual Meeting of Stockholders to be held on August 6, 2020, at 10:00 a.m., Eastern Daylight Time, is solely to correct typographical errors in Messrs. Stein and Powell’s holdings disclosed in the Security Ownership of Certain Beneficial Owners and Management table.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement.

As a reminder, for the reasons set forth in the Proxy Statement, the Board of Directors recommends that you vote “FOR” all Proposals.

Please vote your shares today so the Company can avoid additional solicitation expenses and potential delays.  If you do not have a copy of your proxy card, you may vote your shares by calling 1-800-690-6903.
Security Ownership of Certain Beneficial Owners and Management
As of the Record Date, to our knowledge, no person would be presumed under the Investment Company Act of 1940, as amended (the “1940 Act”), to “control” us, as such term is defined in the 1940 Act.
Our Directors consist of independent Directors (Directors who are not “interested persons” (as defined in the 1940 Act) of the Company, and therefore not affiliates of AIM) (“Independent Directors”) and interested Directors. Interested Directors are “interested persons” of the Company, as defined in the 1940 Act.
The following table sets forth, as of March 31, 2020, certain ownership information with respect to our common stock for those persons whom we believe, based on public filings and/or information provided by such persons, directly or indirectly owned, controlled or held, with the power to vote, 5% or more of our outstanding common stock as of that date as well as our affiliates that directly or indirectly owned, controlled or held, with the power to vote, our outstanding common stock as of that date. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power over the securities owned by it.

Name and address of Beneficial Owner	Type of ownership(1)	Shares owned	Percentage of common stock outstanding
Thornburg Investment Management Inc. (2)	Beneficial	4,920,549	7.54%
Apollo Principal Holdings III LP (3)	Beneficial	2,900,321	4.44%

(1)	All of our common stock is owned of record by Cede & Co., as nominee of The Depository Trust Company.

(2)
The principal address for Thornburg Investment Management Inc. (“Thornburg”) is 2300 North Ridgetop Road, Santa Fe, New Mexico 87506. Information obtained from a Form 13F filed by Thornburg with the Securities and Exchange Commission (the “Commission” or “SEC”) reporting share ownership as of March 31, 2020. Based on that filing, Thornburg maintains the sole power to vote or dispose of 4,920,549 shares.

(3)	Apollo Principal Holdings III LP (“Apollo Management”) is an affiliate of the Company. The principal address for Apollo Management is 9 West 57th Street, New York, New York 10019.
The following table sets forth, as of the Record Date, the number of shares of the Company’s common stock beneficially owned by the Director nominees and each of our other Directors and our current Executive Officers. As of that date, the Company’s Directors and Executive Officers, as a group, owned less than 1% of the Company’s outstanding common stock.

Independent Directors and Nominees, Interested Directors and Executive Officers	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Independent Directors and Nominee
Jeanette W. Loeb	10,000	*
Barbara Matas	6,666	*
Frank C. Puleo	9,726	*
R. Rudolph Reinfrank	8,333	*
Elliot Stein, Jr.	11,217	*

Interested Directors
John J. Hannan	62,739	*
Bradley J. Wechsler	15,000	*
Howard T. Widra……………………………………………………………………………………....	131,312(3)	*

Executive Officers
Gregory W. Hunt	13,290	*
Joseph D. Glatt	424	*
Tanner Powell	61,703(4)	*
Isabelle Gold	-	*
Amit Joshi	233	*

*	Represents less than 1% of the outstanding shares.

(1)	Includes shares held through indirect beneficial ownership in a family trust.

(2)	Based on 65,259,176 shares of common stock outstanding as of the Record Date.

(3)	Also includes 70,533 unvested restricted stock units, 351 of which vested and 351 of which will vest, subject to the applicable terms and conditions, within 60 days of the date set forth above.

(4)	Also includes 45,999 unvested restricted stock units, 351 of which vested and 351 of which will vest, subject to the applicable terms and conditions, within 60 days of the date set forth above.